Exhibit 1.1

EQT CORPORATION

$700,000,000

8.125 % Senior Notes due 2019

Underwriting Agreement

May 12, 2009

Banc of America Securities LLC

Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

Wachovia Capital Markets, LLC

  As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

c/o Banc of America Securities LLC

Bank of America Tower

One Bryant Park

New York, New York  10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York  10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York  10013

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York  10017

and

c/o Wachovia Capital Markets, LLC

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

EQT Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $700,000,000 principal amount of its 8.125% Senior Notes due 2019 (the “Notes”).

The Notes will be issued pursuant to an Indenture dated as of March 18, 2008, as supplemented by a First Supplemental Indenture dated as of March 18, 2008, a Second Supplemental Indenture dated as of June 30, 2008 and a Third Supplemental Indenture dated as of May 15, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).  The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below), among the Company, the Trustee and the Depositary.

On June 30, 2008, the former Equitable Resources, Inc., a Pennsylvania corporation formed in 1926 (“Old EQT”) completed the reorganization described in the Current Report of the Company on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2008 (the “Reorganization”) in which Old EQT reorganized into a holding company structure such that a newly formed Pennsylvania corporation, the Company, became the publicly traded holding company of Old EQT and its subsidiaries.

Old EQT prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-148154), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act.  The Company prepared and filed Post-Effective Amendment No. 1 to such registration statement to adopt such registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  Such registration statement, including Post-Effective Amendment No. 1 thereto and the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:20 p.m., New York City time, on May 12, 2009 (the “Initial Sale Time”).  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Exchange Act, which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and resale of the Notes, as follows:

1.             Purchase and Sale of the Notes.  (a)  The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.018% of the principal amount.  The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)           The Company acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluation and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior written agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

2.             Payment and Delivery.  (a)  Payment for and delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017, at 10:00 A.M., New York City time, on May 15, 2009, or at such other time or place on the same or such other date, not later than the third business day hereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the Depositary, for the account of the several Underwriters, of global notes representing the Notes purchased by the Underwriters (collectively, the “Global Notes”).  The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Compliance with Registration Requirements.  Old EQT met and the Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report on Form 10-K”)) became effective and as of the Initial Sale Time and as of the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)           Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 12, 2009 and (ii) the issuer free writing prospectuses, if any, identified in Annex I hereto.  As of the Initial Sale Time, (a) the Disclosure Package did not and (b) each electronic road show, when taken together as a whole with the Disclosure Package, did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(c)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Company is a Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, Old EQT or the Company, as the case may be, was and the Company is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the

Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e)           Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), Old EQT or the Company, as the case may be, was not and the Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Issuer Free Writing Prospectuses.  Each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(g)           Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

(h)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)            Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(j)            No Material Adverse Change.  Since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except as otherwise disclosed or contemplated in the Disclosure Package; and (ii) except as set forth or contemplated in the Disclosure Package neither the Company nor any of its subsidiaries has entered into any transaction or agreement material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business.

(k)           Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(l)            Subsidiaries.  Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(m)          Due Authorization.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           The Indenture.  The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Indenture (including any amendments and supplements thereto) will conform on the Closing Date with all requirements of the Trust Indenture Act applicable to an indenture that is qualified thereunder.

(o)           The Notes.  The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; the Notes, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will rank pari passu with all Notes (as defined in the Indenture) issued and to be issued under the Indenture and all other unsecured debt of the Company which is not expressly subordinated; and the Notes and the Indenture will conform to the description thereof in the Disclosure Package and the Prospectus.

(p)           No Violation or Default.  Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Notes; neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation or in default under its Articles of Incorporation or By-Laws; the issue and sale of the Notes and the performance by the Company of all the provisions of its obligations under the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, filings, registrations or qualifications that have been obtained or made by the Company and are in full force under the Securities Act and as may be required under state securities laws in connection with the purchase and distribution of the Notes by the Underwriters in connection with the issuance and sale of the Notes.

(q)           Legal Proceedings.  Other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the

Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)            Property.  The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(s)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)            Taxes.  Except to the extent that any such failures or deficiencies would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and (ii) except as disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency which has been asserted or threatened against the Company or any of its subsidiaries.

(u)           Conduct of Business.  Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so own or possess or to have so obtained or made would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any such subsidiary has received any actual notice of any proceeding, relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Disclosure Package and the Prospectus; each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company and its subsidiaries, except for where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(v)           Environmental Compliance.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and environmental safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Laws; neither the Company nor any of its subsidiaries are subject to any consent decree or compliance or administrative order  issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which do not and are not reasonably expected to have a material adverse effect on, or cause material changes to, the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is a party to a governmental proceeding arising under any Environmental Law which involves potential monetary sanctions, exclusive of interests and costs, of $100,000 or more.

(w)          Environmental Costs.  In the ordinary course of business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)            No Labor Disputes.  There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(y)           Employee Benefits.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been established and maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.  For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure by any such plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(z)            Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

4.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and during the Prospectus Delivery Period (as defined below) will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  During the Prospectus Delivery Period, the Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the

Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Final Term Sheet.  The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(g)           Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(f).

(h)           Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(i)            Renewal Deadline.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(j)            Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(k)           Blue Sky Compliance.  The Company will cooperate with the Representatives to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(l)            Earnings Statement.  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and the Rule 158 under the Securities Act.

(m)          Clear Market.  During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Company and having a tenor of more than one year.

(n)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Notes as described in the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds”.

(o)           DTC.  The Company will assist the Underwriters in arranging for the Global Notes to be eligible for clearance and settlement through the Depositary.

(p)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(q)           Filing of Exchange Act Documents.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

5.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase Notes on the Closing Date as provided herein are subject to the performance by the Company of its respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade.  Subsequent to the Execution Time, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued by the Company (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change.  Subsequent to the Execution Time, no event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

(d)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Disclosure Package and the Prospectus and, to the best knowledge of such officer, the representations set forth in paragraphs (a) and (b) of Section 3 hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) confirming that the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission, (iv) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and (v) to the effect set forth in paragraphs (a) through (c) above.

(e)           Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Opinion of Counsel for the Company.  Each of Skadden, Arps, Slate, Meagher & Flom LLP and Buchanan Ingersoll & Rooney PC, as counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, including, in the case of Skadden, Arps, Slate Meagher & Flom LLP, an additional written tax opinion, dated the Closing Date and addressed to the Underwriters, substantially in the forms attached as Exhibits B, C, D and E hereto.

(g)           Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(i)            Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, EQT Capital Corporation, EQT Investments, LLC and EQT Production Company in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Effectiveness of Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(k)           The Depositary.  The Notes shall be eligible for clearance and settlement through the Depositary, Clearstream Banking and the Euroclear System.

(l)            Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by an Underwriter through the Representatives consists of the information described in Section 6(b) hereof.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Prospectus and the

Prospectus: the third paragraph of text under the caption “Underwriting” in the Prospectus, the second sentence of the first paragraph of text under the subcaption “New Issue of Notes” under the caption “Underwriting” in the Prospectus and the first paragraph of text under the subcaption “Price Stabilization and Short Positions” under the caption “Underwriting” in the Prospectus.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the Execution Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) there shall have occurred a material disruption of securities settlement or clearance services; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

8.             Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms.  If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9.             Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the distribution thereof; (iii) the costs of reproducing and distributing each of the documents relating to this offering; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Survey (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)           If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.  Otherwise, the Underwriters shall pay their own expenses, including the fees and expenses of their counsel.

10.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 6 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

11.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

12.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13.           Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Banc of America Securities LLC, Bank of America Tower, One Bryant Park, New York, New York 10036 (fax: (704) 264-2522); Attention: High Grade Debt Capital Markets Transaction Management/Legal; Barclays Capital Inc., 200 Park Avenue, New York, New York 10166 (fax: (212) 410-7305); Attention: Investment Grade Syndicate; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, (fax: 212-816-7912); Attention: General Counsel; J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 834-6081); Attention: High Grade Syndicate Desk; and Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288, (fax: (704) 383-9165); Attention: Transaction Management Department.  Notices to the Company shall be given to it at EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222 (fax: 412-553-7700); Attention: Lewis B. Gardner, Vice President and General Counsel.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Entire Agreement and Counterparts.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EQT CORPORATION

By	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date first above written

BANC OF AMERICA SECURITIES LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES INC.

WACHOVIA CAPITAL MARKETS, LLC

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

BANC OF AMERICA SECURITIES LLC

By:	/s/ James M. Mercurio
Authorized Officer

BARCLAYS CAPITAL INC.

By:	/s/ Yukari Saegusa
Authorized Officer

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Authorized Officer

J.P. MORGAN SECURITIES INC.

By:	/s/ Rob Bottamedi
Authorized Officer

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Carolyn C. Hurley
Authorized Officer

Signature Page to Underwriting Agreement

SCHEDULE 1

Underwriter	Principal Amount

Banc of America Securities LLC	$126,000,000
Barclays Capital Inc	$126,000,000
Citigroup Global Markets Inc	$126,000,000
J.P. Morgan Securities Inc	$126,000,000
Wachovia Capital Markets, LLC	$70,000,000
BMO Capital Markets Corp.	$21,000,000
Mitsubishi UFJ Securities (USA), Inc.	$21,000,000
PNC Capital Markets LLC	$21,000,000
SunTrust Robinson Humphrey, Inc.	$21,000,000
BNP Paribas Securities Corp.	$10,500,000
Deutsche Bank Securities Inc.	$10,500,000
RBS Securities Inc.	$10,500,000
SG Americas Securities, LLC	$10,500,000
Total	$700,000,000

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated May 12, 2009

EXHIBIT A

Filed Pursuant to Rule 433
Registration Statement No. 333-148154

EQT CORPORATION

$700,000,000

8.125% Senior Notes due 2019

Form of Final Term Sheet

May 12, 2009

Issuer:	EQT Corporation

Legal Format:	SEC Registered

Size:	$700,000,000

Maturity Date:	June 1, 2019

Coupon (Interest Rate):	8.125%

Yield to Maturity:	8.173%

Spread to Benchmark Treasury:	+500 basis points

Benchmark Treasury:	U.S. Treasury 3.125% due May 15, 2019

Benchmark Treasury Yield:	3.173%

Interest Payment Dates:	Semi-annually on June 1 and on December 1, commencing on December 1, 2009

Make Whole Redemption Provision:	At any time at a discount rate of U.S. Treasury plus 50 basis points

Price to Public:	99.668%

Trade Date:	May 12, 2009

Settlement Date:	May 15, 2009 (T+3)

Ratings*:	Baa1/BBB/BBB+ (negative/stable/stable)

CUSIP/ISIN:	26884LAA7 / US26884LAA70

A-1

Joint Book-Runners:	Banc of America Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities Inc. Wachovia Capital Markets, LLC

Senior Co-Managers:	BMO Capital Markets Corp. Mitsubishi UFJ Securities (USA), Inc. PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc.

Junior Co-Managers:	BNP Paribas Securities Corp. Deutsche Bank Securities Inc. RBS Securities Inc. SG Americas Securities, LLC

*Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll-free) or by calling Barclays Capital Inc. at 1-888-227-2275 extension 2663 (toll-free) or by calling Citigroup Global Markets Inc. at 1-877-858-5407 (toll-free) or by calling J.P. Morgan Securities Inc. at 1-212-834-4533 (collect) or by calling Wachovia Capital Markets, LLC at 1-800-326-5897 (toll-free).

A-2

EXHIBIT B

OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.     The Delaware Subsidiaries have been duly incorporated and are validly existing in good standing under the laws of the State of Delaware.

2.     The Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

3.     The Base Indenture and the Third Supplemental Indenture have been duly executed and delivered by the Predecessor and the Company, respectively, to the extent such execution and delivery are governed by the laws of the State of New York, and each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.     The Second Supplemental Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.     The execution and delivery by the Predecessor of the Base Indenture, the execution and delivery by the Company of each of the Transaction Documents (other than the Base Indenture) (the “Other Transaction Documents”), and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.  We do not express any opinion, however, as to whether the execution and delivery by the Company of the Other Transaction Documents or performance by the Company of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

6.     No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for (i) the execution or delivery of each of the Other Transaction Documents by the Company or (ii) the consummation by the Company of the transactions contemplated thereby.

7.     To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be disclosed in the General Disclosure Package and the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, except that we do not express any opinion in this paragraph 7 with respect to legal or governmental proceedings relating to the gathering, transportation, storage and distribution of natural gas.

B-1

8.     The Securities have been duly executed by the Company to the extent such execution is governed by the laws of the State of New York, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefore in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

9.     The statements in the Preliminary Prospectus, as supplemented by the Free Writing Prospectus, and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects.

10.   The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

B-2

EXHIBIT C

NEGATIVE ASSURANCE LETTER OF SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP

On the basis of the foregoing, (i) the Registration Statement, at the Applicable Time (as defined below) and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, as of each Effective Date (as defined below), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

C-1

EXHIBIT D

TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, although the discussion in the Prospectus Supplement under the heading “Certain United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, it is our opinion that such discussion fairly summarizes, in all material respects, the United States federal income tax consequences of the purchase, ownership and disposition of the Securities.

D-1

EXHIBIT E

OPINION OF BUCHANAN INGERSOLL & ROONEY PC

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.             The Transaction Documents have been duly authorized, executed and delivered by the Company, with the exception of the Base Indenture and the First Supplemental Indenture, which were duly authorized, executed and delivered by the Predecessor on or about March 18, 2008 and were assumed by the Company on June 30, 2008.

2.             The Company is validly existing and validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

3.             The issue and sale of the Securities and the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions therein contemplated will not result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated By-Laws of the Company or any Applicable Law or Applicable Order relevant to the Company or the Pennsylvania Subsidiary or any of their respective properties.

4.             The execution and delivery by the Predecessor of the Base Indenture and the First Supplemental Indenture, the execution and delivery by the Company of the Transaction Documents (other than the Base Indenture and the First Supplemental Indenture), the issue and sale of the Securities and the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the terms of any Applicable Contract.  We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries contained in any Applicable Contract.

5.             No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, (i) the execution or delivery of each of the Transaction Documents by the Company or (ii) the consummation by the Company of the transactions contemplated thereby.

6.             The Pennsylvania Subsidiary is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and has all corporate powers required to carry on its business as now conducted.

E-1